UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 12, 2006

Neurologix, Inc.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 000-13347

Delaware	06-1582875
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024

(Address of Principal Executive Offices)

(Zip Code)

(201) 592-6451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant

(a)           On September 12, 2006, the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Neurologix, Inc. (the “Company”) dismissed J.H. Cohn LLP ("J.H. Cohn") as the Company's independent registered public accounting firm.

The report of J.H. Cohn on the Company’s financial statements for the fiscal year ended December 31, 2005 included an explanatory paragraph that noted substantial doubt about the Company’s ability to continue as a going concern. The audit reports of J.H. Cohn on the financial statements of the Company for the fiscal years ended December 31, 2004 and 2005 did not otherwise contain any adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period through the date of dismissal the Company has had no disagreement with J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the preparation of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, the Company, together with J.H. Cohn, identified a material weakness in internal controls relating to its accounting treatment of stock options, including stock options granted to non-employee consultants. As a result of the controls implemented to address this material weakness, during the quarter ended September 30, 2005, the Company and J.H. Cohn identified an additional error in accounting for the stock options granted to its President and Chief Executive Officer. To correct this error, the Company amended its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 to restate the financial statements for the three months and six months ended June 30, 2005. Additionally, during the preparation of the Company's 2005 Annual Report on Form 10-KSB, the Company, together with J.H. Cohn, identified a material weakness with respect to the recording of certain deferred research and development expense relating to one of the Company's development agreements. Except for the previously disclosed material weaknesses in internal controls described in this paragraph, there have been no events reportable pursuant to Item 304(a)(1)(iv)(B) of Regulation S-B during the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period through the date of dismissal.

In connection with the filing of this Form 8-K, J.H. Cohn was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether J.H. Cohn agrees with the above statements. A copy of such letter, dated September 12, 2006, is filed as Exhibit 16.1 to this Form 8-K.

(b)             On September 15, 2006, the Company's Audit Committee engaged BDO Seidman, LLP ("BDO") as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period through the date of dismissal, the Company did not consult with BDO regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue. During such period, the Company did not consult with BDO regarding any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

16.1    Letter from J.H. Cohn to the Securities and Exchange Commission, dated September 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2006

NEUROLOGIX, INC.

By:	/s/ Marc L. Panoff
Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer